Exhibit 3.3

..............................................................

KEMPER CORPORATION

AMENDED AND RESTATED BYLAWS

Effective August 6, 2014

..............................................................

TABLE OF DEFINITIONS

DEFINED TERM        ARTICLE/SECTION NUMBER    PAGE

DGCL            Article II, Section 1                        1

Derivative Instrument    Article II, Section 14(h)                        9

Electronic Transmission    Article VII, Section 6                        18

Exchange Act    Article II, Section 14(a)                        5

Governing Rules    Article III, Section 12                         12

Proceeding        Article VIII, Section 2                        18

Public Announcement    Article II, Section 14(h)                        9

SEC            Article II, Section 14(h)                        9

Voting Commitment    Article III, Section 5                         11

KEMPER CORPORATION

-------------

AMENDED AND RESTATED BYLAWS

-------------

ARTICLE I. - OFFICES

Section 1.    The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.    The corporation may also have offices at such other places both within and outside of the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II. - MEETINGS OF STOCKHOLDERS

Section 1.    Annual and special meetings of stockholders may be held at such date, time and place, within or outside of the State of Delaware, or solely by means of remote communication pursuant to Section 211(a)(2) of the Delaware General Corporation Law (“DGCL”), as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.    The annual meeting of stockholders shall be held on such date as may be fixed by resolution of the board of directors at least ten days prior to the date so fixed, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly constituted annual or special meeting of stockholders.

Section 3.    Notice, in writing or by electronic transmission, of the annual meeting shall be given to each stockholder entitled to vote, as determined pursuant to Sections 5 and 6 of Article VI, as of the record date for determining the stockholders entitled to notice of the meeting, not less than ten nor more than sixty days before the date of the meeting, except as otherwise provided herein or as required from time to time by the DGCL or the corporation's certificate of incorporation. Such notice shall state (a) the date, time and place (if any) thereof, (b) the means of remote communication (if any) by which stockholders and proxy holders may be deemed present in person and may vote at such meeting, and (c) the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting. All informalities or irregularities in any notice of meeting, or in the areas of credentials, proxies, quorums, voting, and similar matters, will be deemed waived if no objection is made before or at the meeting.

Section 4.    Special meetings of stockholders, unless otherwise prescribed by statute or by the corporation's certificate of incorporation, may be called only by the Chairman of the Board or by the board of directors pursuant to a resolution adopted by a majority of directors then in office.

Section 5.    Notice, in writing or by electronic transmission, of a special meeting of stockholders shall be given to each stockholder entitled to vote, as determined pursuant to Sections 5 and 6 of Article VI, as of the record date for determining the stockholders entitled to notice of the meeting, not less than ten nor more than sixty days before the date fixed for the meeting, except as otherwise provided herein or as required from time to time by the DGCL or the corporation's certificate of incorporation. Such notice shall state (a) the date, time, place (if any) and purpose thereof, (b) the means of remote communication (if any) by which stockholders and proxy holders may be deemed present in person and may vote at such meeting, and (c) the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting. All informalities or irregularities in any notice of meeting, or in the areas of credentials, proxies, quorums, voting, and similar matters, will be deemed waived if no objection is made before or at the meeting.
Section 6.    Business transacted at any special meeting of stockholders shall be limited to the business stated in the notice.

Section 7.    The officer who has charge of the stock ledger of the corporation shall prepare and make available, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of, and the number of shares registered in the name of, each stockholder. Nothing contained in this paragraph shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a physical location, the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 8.    The holders of a majority of the voting power of all of the shares of stock issued and outstanding and entitled to vote at a meeting of the stockholders, present in person or represented by proxy, shall constitute a quorum at such meeting for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. The chair of the meeting may adjourn the meeting from time to time, whether or not there is a quorum. No notice of the time and place of the adjourned meeting and means of remote communication (if any) by which stockholders and proxy holders may be deemed present in person and vote at such meeting, need be given except as required by law. If the adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The board of directors may fix a new record date for the adjourned meeting in accordance with Section 5 of Article VI of these Bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date so fixed for notice of such adjourned meeting. If a meeting at which a quorum was established is adjourned, any business may be transacted at the adjourned meeting that might have been transacted at the meeting as originally notified. A quorum shall not be broken by the subsequent withdrawal of any stockholders.
Section 9.    (a) At a meeting at which a quorum is present, any matter to be decided by the stockholders other than an election of directors shall be decided by the majority of the votes cast with respect to such matter (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” such matter), unless the matter is one for which a different vote is required by express provision of the DGCL, the certificate of incorporation or these Bylaws, in which case such express provision shall govern.

(b)Except as otherwise provided in Section 9(c) below, in an election of directors at a meeting at which a quorum is present, a nominee for director shall be elected to the board of directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” such nominee’s election). An incumbent director who is not elected at such a meeting shall promptly tender his or her resignation to the board of directors. In such case, the Nominating & Corporate Governance Committee shall consider the matter of the resignation and make a recommendation to the board of directors on whether to accept or reject the resignation within 45 days after the date of certification of the election results by the inspector of elections. The board of directors shall then consider such recommendation and all other factors it deems relevant and shall make a decision on the matter within 90 days after the date of such certification, and the corporation shall publically disclose the board of directors’ decision. The director whose resignation was tendered shall not participate in the recommendation by the committee or the decision of the board of directors.

(c)    Notwithstanding the provisions of Section 9(b) above, directors shall be elected by a plurality of the votes cast at any meeting at which a quorum is present and for which (i) the

Secretary of the corporation has received one or more stockholder notices nominating at least one person for election to the board of directors in compliance with the advance notice requirements for stockholder nominations for director set forth in Article II, Section 14 of these Bylaws, and (ii) such nomination or nominations have not been withdrawn, so that, on the tenth (10th) day before the corporation first mails its notice for such meeting to the stockholders, the number of nominees for director is greater than the number of directors to be elected. An election by plurality vote means that the nominees receiving the greatest number of votes cast shall be elected.

Section 10.    Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted or acted on after three years from its date, unless the proxy provides for a longer period. Proxies may be authorized by an instrument in writing or by an electronic transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section may be substituted or used in lieu of the original writing or transmission that could be used, provided that the copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 11.    Prior to any meeting of stockholders, the board of directors shall designate one or more inspectors of elections to act at such meeting or any adjournment thereof, and make a written report. The inspector or inspectors may, in the discretion of the board of directors, be officers, employees or agents of the corporation, or independent individuals, corporations, partnerships, or other entities, or any combination thereof. The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

Section 12.    Each stockholders' meeting will be called to order and thereafter chaired by the Chairman of the Board if there then is one, or if not, or if the Chairman of the Board is absent or so requests, then by the Chief Executive Officer or the President. If none of the Chairman of the Board, the Chief Executive Officer or the President is available, then the meeting will be called to order and chaired by such other officer of the corporation as may be appointed by the board of directors. The Secretary (or in his or her absence an Assistant Secretary) of the corporation will act as secretary of each stockholders' meeting. If neither the Secretary nor an Assistant Secretary is in attendance, the chair of the meeting may appoint any person (whether a stockholder or not) to act as secretary of the meeting. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors or the chair of the meeting after the closing of the polls unless the Delaware Court of Chancery upon application by a stockholder shall determine otherwise. The chair of the meeting will, among other things, have absolute authority to determine the order of business to be conducted at such meeting and to establish rules for, and appoint personnel to assist in, preserving the orderly conduct of the business of the meeting (including any informal, or question and answer, portions thereof). Any informational or other informal session of stockholders conducted under the auspices of the corporation after the conclusion of, or otherwise in conjunction with, any formal business meeting of the stockholders will be chaired by the same person who chairs the formal meeting, and the foregoing authority on his or her part will extend to the conduct of such informal session.

Section 13.    The board of directors may submit any contract or act for approval or ratification at any duly constituted meeting of the stockholders, the notice of which either includes mention of the proposed submittal or is waived as provided by law. If any contract or act so submitted is approved or ratified by a majority of the votes cast thereon at such meeting, the same will be valid and as binding upon the corporation as it would be if approved and ratified by each and every stockholder of the corporation.

Section 14.    (a)    Nominations of persons for election to the board of directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the corporation's notice of meeting (or any supplement thereto), (ii) by or at the direction of the board of directors, or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving of the notice provided for in this Article II, Section 14 and on the record date (or dates) for determination of the stockholders entitled to notice of and to vote at such meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Article II, Section 14. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations or propose business at an annual meeting of stockholders, other than business included in the corporation’s proxy materials pursuant to Rules 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”).

(b)    For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Article II, Section 14:

(i)the stockholder of record must have given timely notice thereof in writing to the Secretary of the corporation,

(ii)the stockholder of record must provide to the Secretary of the corporation any updates or supplements to such notice at the times and in the forms specified in this Section 14, and

(iii) any such business must be a proper matter for stockholder action under Delaware law.

(c)    For the stockholder's notice described in paragraph (b)(i) of this Article II, Section 14 to be timely, the notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which Public Announcement (as defined below in paragraph (h) of this Article II, Section 14) of the date of such meeting is first made.

(d)The stockholder's notice described in paragraph (b) of this Article II, Section 14 shall set forth:

(i) as to each person whom the stockholder proposes to nominate for election or reelection as a director:

(A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act,

(B) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected,

(C) a description of all direct and indirect compensation or other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder of record and beneficial owner or owners (if any) and their respective affiliates and associates, on the one hand, and each proposed nominee and his or her respective affiliates and associates, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Item 404 of SEC Regulation S-K if the stockholder of record making the nomination and any beneficial owner or owners (if any) or other person on whose behalf the nomination is made, or any affiliate or associate thereof, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and

(D) a completed and signed questionnaire and representation and agreement and any other information, in each case, as required pursuant to Section 5 of Article III of these Bylaws.

(ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any financial or other interest in such business of such stockholder and the beneficial owner (if any) on whose behalf the proposal is made; and

(iii) as to the stockholder giving the notice and the beneficial owner (if any) on whose behalf the nomination or proposal is made:

(A) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner,

(B)     (I) the class, series, and number of shares of the corporation that are owned, directly or indirectly, beneficially and of record by each such party,

(II) any Derivative Instrument (as defined below in paragraph (h) of this Article II, Section 14) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation,

(III) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the corporation,

(IV) any short interest in any security of the corporation held by each such party (for purposes of this Section 14(d), a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security),

(V) any rights to dividends on the shares of the corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the corporation,

(VI) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and

(VII) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments (if any) as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten days after the record date for the meeting to disclose such ownership as of the record date),

(C) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (whether or not such party intends to deliver a proxy statement or conduct its own proxy solicitation), and

(D) a statement as to whether or not each such party will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of voting power of all of the shares of capital stock of the corporation required under applicable law to carry the proposal or, in the case of a nomination or nominations for election as directors, at least the percentage of voting power of all of the shares of capital stock of the corporation reasonably believed by the stockholder of record or beneficial owner or owners, as the case may be, to be sufficient to elect the persons proposed to be nominated by the stockholder of record.

(e)    A stockholder of record providing notice of a nomination of director or other business proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 14 shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than ten business days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation (i) not later than five business days after the record date for determining the stockholders entitled to notice of the meeting (in the case of the update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), (ii) not later than five business days prior to the date for the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof), and (iii) not later than five business days after the record date for determining the stockholders entitled to vote at the meeting, but not later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to made as of a date less than ten business days prior to the date of the meeting or any adjournment or postponement thereof).
(f)    Notwithstanding anything in paragraph (c) of this Article II, Section 14 to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least seventy days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Article II, Section 14 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such Public Announcement is first made by the corporation. In no event shall an adjournment or postponement of an annual meeting for which notice has been given commence a new time period for the giving of a stockholder’s notice.

(g)    Only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election or reelection as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. The chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposed business or nomination shall be disregarded.

(h)    For purposes of these Bylaws:

(i) ”Public Announcement” shall mean disclosure (A) in a press release issued by the corporation in accordance with its customary press release procedures, that is reported by the Dow Jones News Service, Associated Press or a comparable national news service or is generally available on internet news sites, or (B) in a document publicly filed by the corporation with the Securities and Exchange Commission (“SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act; and

(ii) “Derivative Instrument” means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise.

(i)     Notwithstanding the foregoing provisions of this Article II, Section 14, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article II, Section 14. Nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE III. - DIRECTORS

GENERAL PROVISIONS

Section 1. The number of directors which shall constitute the whole board shall be not less than three nor more than twelve. Within the limits above specified, the number of directors shall be determined exclusively by resolution of the board of directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each director elected shall hold office until his successor is elected and qualified or his earlier resignation or removal, or as otherwise provided in Section 9(b) of Article II.

Section 2.    The board of directors shall designate one of its members Chairman of the Board to serve until his resignation or removal. The Chairman of the Board shall preside at all meetings of the stockholders and the board of directors and shall have such other duties and powers as are specified in the corporation's certificate of incorporation and these Bylaws or as may be prescribed by the board of directors from time to time. The Chairman of the Board may be removed only by the board of directors in accordance with a resolution adopted by a majority of the directors then in office. The board of directors may designate one of its members as Vice Chairman of the Board to serve until his resignation or removal. The Vice Chairman shall have such duties and powers as may be specified in these Bylaws or otherwise prescribed by the board of directors from time to time.

Section 3.    Subject to the rights of the holders of any class or series of Preferred Stock and to the requirements of law, unless the board of directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies resulting from death, resignation, retirement, disqualification or removal from office or other cause may be filled only by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office for a term expiring at the next annual meeting of the stockholders and until their successors are duly elected and qualified or their earlier resignation or removal, or as otherwise provided in Section 9(b) of Article II. No decrease in the number of authorized directors constituting the board of directors shall shorten the term of any incumbent director.

Section 4.    The business of the corporation shall be managed by or under the direction of the board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 5.    To be eligible to be a nominee for election or reelection as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 14 of Article II of these Bylaws or such period as the board of directors may specify) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which form of questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed in writing to the corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation and to determine the independence of such nominee under the Exchange Act and applicable stock exchange rules.
MEETINGS OF THE BOARD OF DIRECTORS

Section 6.    The board of directors of the corporation may hold meetings, both regular and special, either within or outside of the State of Delaware.

Section 7.    Regular meetings of the board of directors may be fixed by resolution of the board of directors. Notice need not be given of regular meetings.

Section 8.    Special meetings of the board of directors may be called by the Chairman of the Board, Chief Executive Officer or President on one day's prior notice to each director either personally, by mail, facsimile or other means of electronic transmission. Special meetings shall be called by the Chairman of the Board, Chief Executive Officer, President or Secretary on like notice on the written request of a majority of the directors then in office.

Section 9.    At all meetings of the board of directors, or of any committee thereof, a majority of the members shall constitute a quorum for the transaction of business and the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the board of directors or of such committee except as may be otherwise specifically provided by statute, the certificate of incorporation or these Bylaws. If a quorum shall not be present at any meeting of the board of directors, or of any committee thereof, the members present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 10.    Unless otherwise restricted by the certificate of incorporation or these

Bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting, if all members of the board or of such committee, as the case may be, consent thereto in writing (or by electronic transmission), and such writings and transmissions are filed with the minutes of proceedings of the board or committee.

Section 11.    Unless otherwise provided by the certificate of incorporation or these Bylaws, members of the board of directors of the corporation, or any committee designated by the board of directors, may participate in a meeting of the board of directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

COMMITTEES OF DIRECTORS

Section 12.    The board of directors shall have the following three standing committees of the board of directors: an Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee. Each of these three committees shall meet all requirements of applicable law, regulations and the listing requirements of the New York Stock Exchange or such other securities market or exchange on which the corporation’s common stock may from time to time be listed or qualified for trading (collectively, the “Governing Rules”), including the requirement to have a written charter addressing such committee’s purpose, responsibilities, authority and any other matters mandated by the Governing Rules. The board of directors may have, or may from time to time establish by resolution of a majority of the directors then in office, one or more additional committees, each consisting of one or more directors of the corporation, subject to the Governing Rules. Each of these committees, to the extent provided in the resolutions establishing such committee or these bylaws, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it, subject to the limitations set forth in the DGCL.

Section 13.    Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

COMPENSATION OF DIRECTORS

Section 14. The board of directors or a duly authorized committee thereof shall have the authority to determine how the directors will be compensated for their service. Such compensation may take any lawful form of compensation or consideration that is consistent with the Governing Rules. In addition, the directors shall be entitled to be reimbursed for their actual expenses incurred in attending all meetings of the board of directors or any committee of the board. Subject to the Governing Rules, no compensation of directors under this Section shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE IV. - NOTICES

Section 1.    Notices given by the corporation shall be in writing or by electronic transmission. Notices shall be delivered to stockholders at the address appearing on the books of the corporation by any of the following methods: U.S. mail; personal delivery (including by courier service or messenger); electronic transmission (including facsimile, electronic mail, posting to electronic networks, or as otherwise defined in and consistent with the provisions of Section 232 (or successor provision) of the DGCL); or other method permissible under the DGCL. Notices shall be delivered to directors by any of the following methods: U.S. mail; personal delivery (including by courier service or messenger); electronic transmission (including facsimile, electronic mail or posting to electronic networks); or such other method as may be determined by resolution of the board of directors.

Section 2.    Notice shall be deemed to be given to stockholders when the same shall be deposited in the mail, postage prepaid, upon delivery in the case of personal delivery, and as provided by the DGCL in the case of electronic transmission. Notice shall be deemed to be given to directors when the same shall be deposited in the mail, postage prepaid, upon delivery in the case of personal delivery, and upon transmission in the case of electronic transmission.

Section 3.    Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or waiver thereof by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance at a meeting of stockholders, board of directors, or committees thereof as may from time to time be established, shall constitute a waiver of notice of such meeting, except when the stockholder, director or member of such committee attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE V. - OFFICERS

GENERAL PROVISIONS

Section 1.    The officers of the corporation shall be elected annually by the board of directors at its first meeting following the annual meeting of the stockholders and shall consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as the board of directors may designate from time to time. The board of directors may also assign to any officers designations such as Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, Executive Vice President, Senior Vice President and other similar designations. The board of directors shall designate which of the officers are to be considered “executive officers” as defined by the rules promulgated pursuant to the Exchange Act, provided that the Chief Executive Officer and President shall in all cases be deemed to be executive officers, as will any officers with any of the designations specified in the second sentence of this Section 1.

Any two or more offices may be held by the same person.

Section 2.    The board of directors and the Chief Executive Officer may appoint such assistant officers (such as assistant secretaries and assistant treasurers) as shall be deemed necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors or the Chief Executive Officer in accordance with these Bylaws.

Section 3.    The officers of the corporation shall hold office until their successors are elected or appointed or until their earlier resignation, death, incapacity or removal. Except as otherwise provided in these Bylaws or in the certificate of incorporation, any officer or assistant officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. At its discretion, the board of directors may leave any office vacant, for such period as it may deem appropriate, and may designate persons to serve as interim officers or assistant officers pending approval of permanent replacements.

CHIEF EXECUTIVE OFFICER

Section 4.    The Chief Executive Officer shall be responsible for the general and active management of the business of the corporation and shall have all powers and duties commonly incident to the office of Chief Executive Officer. The Chief Executive Officer shall also perform such other duties as the board of directors may designate from time to time and shall see that all orders and resolutions of the board of directors are carried into effect. The Chief Executive Officer may execute contracts, certificates, filings with governmental entities, bonds, notes, mortgages and other documents or instruments except where required by law to be otherwise signed and executed, and provided that the signing and execution thereof may be delegated by the board of directors or the Chief Executive Officer to other officers or agents of the corporation.

PRESIDENT

Section 5.    The President shall, after the Chief Executive Officer, be responsible for the general and active management of the business of the corporation. The President shall also perform such other duties as the board of directors or the Chief Executive Officer may designate from time to time and shall see that all orders and resolutions of the board of directors are carried into effect. The President may execute contracts, certificates, filings with governmental entities, bonds, notes, mortgages and other documents and instruments except where required by law to be otherwise signed and executed, and provided that the signing and execution thereof may be delegated by the board of directors to other officers or agents of the corporation. During the absence or disability of the Chief Executive Officer, or if there is no Chief Executive Officer, the President shall perform the duties and have the powers incident to the office of the Chief Executive Officer. In the event of an uncertainty or dispute as to whether the Chief Executive Officer is absent or disabled for purposes of this section, the board of directors shall make the final determination.

VICE PRESIDENTS

Section 6.    The Vice Presidents shall perform such duties and have such powers as may be determined by the board of directors or the Chief Executive Officer, or in the absence of such determination, by the President. During the absence or disability of the President, the Vice Presidents in the order determined by the board of directors or the Chief Executive Officer shall perform the duties and have the powers incident to the office of the President.

SECRETARY AND ASSISTANT SECRETARIES

Section 7.    The Secretary shall be responsible for the recordation of minutes of all meetings (or consents in lieu thereof) of the board of directors and committees of the board of directors and all meetings of the stockholders, and for preserving such minutes and consents in the permanent records of the corporation, and may issue certified copies to third parties of such minutes or consents, or portions thereof. The Secretary shall cause notice to be given of all meetings of the stockholders, board of directors and committees thereof, and shall perform such other duties and have such other powers as are incident to the office of Secretary or as may be determined by the board of directors or the Chief Executive Officer or, in the absence of such determination, by the President. The Secretary shall keep in safe custody the seal of the corporation, may affix the same to any instrument requiring it and may attest thereto.

Section 8.    In the absence or disability of the Secretary or otherwise at the direction of the Chief Executive Officer, the President or the Secretary, an assistant secretary, or if there be more than one, the assistant secretaries may exercise the duties and have the powers incident to the office of the Secretary. Any assistant secretary may affix the corporate seal and attest thereto and may attest the execution of documents on behalf of the corporation.

TREASURER AND ASSISTANT TREASURERS

Section 9.    The Treasurer shall perform such duties and have such powers as may be determined by the board of directors or the Chief Executive Officer or, in the absence of such determination, by the President.

Section 10.     In the absence or disability of the Treasurer or otherwise at the direction of the Chief Executive Officer, the President or the Treasurer, an assistant treasurer, or if there shall be more than one, the assistant treasurers exercise the duties and have the powers incident to the office of the Treasurer.

ARTICLE VI. - STOCK

ISSUANCE OF STOCK

Section 1.    The corporation is authorized to issue shares of stock, directly or through its agent, in certificated form as well as uncertificated form, including book-entry or other method of direct registration.

STOCK CERTIFICATES

Section 2.    Every holder of stock in the corporation shall be entitled upon written request to have a certificate signed in the name of the corporation by the Chief Executive Officer, the President or a Vice President and the Treasurer or an assistant treasurer, or the Secretary or an assistant secretary of the corporation, certifying the number of shares owned by such holder in the corporation. Any or all the signatures on a certificate, including the signatures of the corporate officers, the transfer agent and/or the registrar, may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 3.    Prior to issuing a replacement certificate in the case of loss of, damage to, or destruction of, an outstanding stock certificate, the corporation may require the owner or the owner’s legal representative to provide a bond sufficient to indemnify the corporation against any claim that may be made against it, or to comply with such other terms and conditions as the corporation may from time to time prescribe.

Section 4.    Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation or its agent to issue new shares, by certificate or in uncertificated form, to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING OF RECORD DATES

Section 5.    For the purpose of determining the stockholders who shall be entitled to notice of any meeting of stockholders or any adjournment thereof, or to receive payment of any dividend or disbursement or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not precede the date on which the resolution fixing the record date is adopted and which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action described above. If the board fixes a record date for determining the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, such date shall also be the record date for determining the stockholders entitled to vote at such meeting, unless the board of directors determines at the time it fixes such record date that a later date on or before the date of the meeting shall be the date for determining the stockholders entitled to vote at such meeting. If no record date is fixed by the board of directors, the record date (a) for determining stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (b) for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the board of directors adopts a resolution relating thereto. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may instead fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix the same or an earlier date as the record date for stockholders entitled to notice of such adjourned meeting.
REGISTERED STOCKHOLDERS

Section 6.    The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and disbursements, to vote or to receive allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII. - GENERAL PROVISIONS

DIVIDENDS

Section 1.    The board of directors may declare dividends upon the capital stock of the corporation, subject to any provisions of the certificate of incorporation, and the DGCL at any regular or special meeting of the board of directors. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to any provisions of the certificate of incorporation and the DGCL.

Section 2.    Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, determine proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

FISCAL YEAR

Section 3.    The fiscal year of the corporation shall end on December 31 each year, or on such other date as may be fixed by resolution of the board of directors.

SEAL

Section 4.    The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ELECTRONIC TRANSMISSION
Section 5.    For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

SEVERABILITY
Section 6.     If any provision or provisions of these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of these Bylaws (including, without limitation, each portion of any sentence containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby.

ARTICLE VIII. - DIRECTORS' LIABILITY AND INDEMNIFICATION

DIRECTORS' LIABILITY

Section 1.    No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the DGCL is amended hereafter further to eliminate or limit the personal liability of directors, the liability of a director of this corporation shall be limited or eliminated to the fullest extent permitted by the DGCL as amended.

RIGHT TO INDEMNIFICATION

Section 2.    Each person who was or is made a party to or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving (during his or her tenure as director and/or officer) at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such Proceeding is an alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL (or other applicable law), as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such Proceeding. Such director or officer shall have the right to be paid by the corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the DGCL (or other applicable law) requires, the payment of such expenses in advance of the final disposition of any such Proceeding shall be made only upon receipt by the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that he or she is not entitled to be indemnified under this Article or otherwise.

RIGHT OF CLAIMANT TO BRING SUIT

Section 3.    If a claim under Section 2 of this Article is not paid in full by the corporation within ninety (90) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, together with interest thereon, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim, including reasonable attorneys' fees incurred in connection therewith. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL (or other applicable law) for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (or of its board of directors, its directors who are not parties to the Proceeding with respect to which indemnification is claimed, its stockholders, or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL (or other applicable law), nor an actual determination by any such person or persons that such claimant has not met such applicable standard of conduct, shall be a defense to such action or create a presumption that the claimant has not met the applicable standard of conduct.

NON-EXCLUSIVITY OF RIGHTS

Section 4.    The rights conferred by this Article shall not be exclusive of any other right which any director, officer, representative, employee or other agent may have or hereafter acquire under the DGCL or any other statute, or any provision contained in the certificate of incorporation or these Bylaws, or any agreement, or pursuant to a vote of stockholders or disinterested directors, or otherwise.

INSURANCE AND TRUST FUND

Section 5.    In furtherance and not in limitation of the powers conferred by statute:

(a)    the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of law; and

(b)    the corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amount as may become necessary to effect indemnification as provided therein, or elsewhere.

INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION

Section 6.    The corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, including the right to be paid by the corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of the corporation to the fullest extent permitted by law.

AMENDMENT

Section 7.    This Article VIII is also contained in Articles NINE and TEN of the corporation's certificate of incorporation, and accordingly, may be altered, amended or repealed only to the extent and at the time said Articles NINE and TEN are altered, amended or repealed. Any repeal or modification of this Article VIII shall not change the rights of an officer or director to indemnification with respect to any act or omission occurring prior to such repeal or modification.

ARTICLE IX. – FORUM FOR ADJUDICATION OF CERTAIN DISPUTES
(a)     Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for:
(i) any derivative action or proceeding brought on behalf of the corporation,
(ii) any action asserting a claim of breach of a fiduciary duty owed to the corporation or the corporation’s stockholders by any director, officer or other employee of the corporation,
(iii) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the Delaware General Corporation Law, the corporation’s certificate of incorporation or these Bylaws (as either may be amended from time to time), or
(iv) any action asserting a claim against the corporation or any director or officer or other employee of the corporation governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants. Any person or entity owning, purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of, and to have consented to, the provisions of this Article IX.
(b)     If any action, the subject matter of which is within the scope of paragraph (a) above, is filed in a court other than the Court of Chancery of the State of Delaware, another court of the State of Delaware or the federal district court for the District of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to:
(i) the personal jurisdiction of the Court of Chancery of the State of Delaware, the other courts of the State of Delaware and the federal district court for the District of Delaware in connection with any action brought in any such court to enforce paragraph (a) above (an “Enforcement Action”), and
(ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
ARTICLE X. - AMENDMENTS

The board of directors may adopt, amend or repeal these Bylaws. Any adoption, amendment or repeal of these Bylaws by the board of directors shall require the approval of a majority of the directors then in office. The stockholders shall also have power to adopt, amend or repeal these Bylaws. In addition to any vote of the holders of any class or series of stock of this corporation required by law or by the certificate of incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of voting stock voting together as a single class, shall be required to adopt, amend or repeal any provision of these Bylaws.